Exhibit 99.1

	PRESS RELEASE
FOR IMMEDIATE RELEASE	CONTACT:	Brian Shannon
September 22, 2008		713.849.9911
		bshannon@flotekind.com

Flotek Industries Updates Operations Following Hurricane Ike

HOUSTON, September 22, 2008 – Flotek Industries, Inc. (NYSE: FTK), a global developer and distributor of innovative specialty chemicals and downhole drilling and production equipment, today announced it has completed its initial assessment of operations following Hurricane Ike and found no major structural damage to any facilities.

The CAVO facility in Houston, the primary assembly and repair unit for Flotek’s mud motors and shock subs, lost all electric service for the past week. Field facilities have been able to continue limited operations related to sustaining assembly and repairs during this interim period. Full production will resume when electrical power is restored to the area.

The MTI Chemicals and Logistics facility in Raceland, Louisiana suffered minor damage during Hurricane Gustav including roofing, windows and overhead doors and experienced a one week shut down due to evacuation orders. Repairs have been inhibited since Hurricane Ike, and the facility has experienced a slowing in customer orders for services in affected areas.

These two facilities affected by the recent storms account for approximately 5% of Flotek’s revenue year-to-date. Outside of the storm affected areas, all other Flotek facilities remain operational.

Jerry Dumas, Chairman and CEO, states, “Our hearts and prayers go out to those most affected by Hurricane Ike, and we wish everyone personally affected a safe and speedy recovery. While the hurricane activity has caused some short-term disruption to our operations, we do not expect these disruptions to be significant, nor continuing. We are dependent upon a return to normalcy of our customers in these affected areas, and are closely monitoring their activities. Flotek continues to show strong fundamental operating results and balance sheet, and we look forward to further reporting on our financial results after the fiscal quarter is completed.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals, and downhole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”.

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

This Press Release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, unexpected delays in repairs to damaged utilities and infrastructure, shortages of labor or raw materials, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.